Exhibit 99.2

May 31, 2011

Mr. Jianhua Lv
Chairman, Board of Directors
Sinocoking Coal & Coke Chemical Industries, Inc.
Kuanggong Road and Tiyu Road 10th Floor,
 Chengshi Xin Yong She, Tiyu Road, Xinhua District,
 Pingdingshan, Henan Province, Peoples’ Republic of China 467000

Dear Chairman Lv:

Effective as of May 31, 2011, I resign from all my positions held with Sinocoking Coal & Coke Chemical Industries, Inc. and all its subsidiaries and related companies, including as a board member and as member of the audit, compensation and nominating committees.

Sincerely,

/s/ Jin Yao
Jin Yao